Exhibit 99.1

CONTACTS:

Myesha Edwards, Investor Relations (650) 745-7829 myesha.edwards@hyperiontx.com	Kristie Kuhl, Media Relations (203) 556-7417 kkuhl@makovsky.com

Hyperion Therapeutics’ RAVICTI™ (glycerol phenylbutyrate) Liquid

Receives FDA Approval for Treatment of Urea Cycle Disorders

•	Anticipated market launch by end of April 2013

•	Patent allowance extends coverage to 2032

SOUTH SAN FRANCISCO, Calif., Feb 1, 2013, (GLOBE NEWSWIRE) — Hyperion Therapeutics, Inc. (Nasdaq GM:HPTX) today announced that the U.S. Food and Drug Administration (FDA) has approved RAVICTI for the treatment of Urea Cycle Disorders (UCD) in patients two years of age and older. The drug is expected to be commercially available by the end of April 2013.

Separately, Hyperion announced it has received notification from the U.S. Patent & Trademark Office (USPTO) of the allowance of the claims of patent application number 13/417,137 entitled, METHODS OF THERAPEUTIC MONITORING OF NITROGEN SCAVENGING DRUGS, which discloses optimal measurement timing and target levels for blood ammonia in UCD patients. A Notice of Allowance is issued after the USPTO makes a determination that a patent can be granted from an application. The issued patent would have a term that expires in March 2032. After issuance, Hyperion plans to list this patent in FDA’s Approved Drug Products with Therapeutic Equivalence, or Orange Book.

“With FDA approval of RAVICTI, we are now in a position to commercialize Hyperion’s first product. Furthermore we believe that the allowed claims, once issued, will provide important protection for the use of RAVICTI to treat UCD,” said Donald J. Santel, Hyperion’s chief executive officer. “We thank our clinical trial patients, their families, our investigators and study coordinators, the UCD Consortium, and the National Urea Cycle Disorders Foundation – in particular NUCDF Executive Director Cynthia Le Mons – for their collaboration and support of our development efforts.”

The FDA approval of RAVICTI was based on a New Drug Application (NDA) that included data from 10 clinical trials, including six in UCD patients, that involved 23 sites, over 50 investigators and sub-investigators, and approximately a dozen referring metabolic specialists throughout North America. As part of FDA approval, Hyperion agreed to post-marketing requirements that include: studies of RAVICTI safety, ammonia control, and pharmacokinetics in pediatric UCD patients in the first two months of life and from two months to two years of age; studies in healthy adults to examine drug-drug interaction and whether RAVICTI metabolites are present in breast milk; a randomized controlled clinical trial to assess the safety and efficacy of RAVICTI in treatment-naïve patients with UCD; and a UCD registry of approximately 10 years duration. Importantly, the FDA did not require a Risk Evaluation and Mitigation Strategy (REMS) program.

“We believe the RAVICTI development program has brought not only a promising new drug to the UCD community, but also a much deeper understanding of UCD treatment,” said Dr. Bruce F. Scharschmidt, M.D., Hyperion’s chief medical officer and senior vice president. “The post-marketing studies and registry represent additional opportunities to expand our knowledge in areas that are important to the community, particularly in very young children, a population in which few systematic studies have been done.”

Hyperion intends to commercially launch RAVICTI by the end of April. As part of the commercialization of RAVICTI, Hyperion today announced the launch of a dedicated call center,

Hyperion UCD Support Services, which will serve as an integrated resource for patients and their physicians in the areas of RAVICTI prescription intake, reimbursement adjudication, patient financial support, and ongoing compliance support. Together with distribution via two specialty pharmacies, the Company believes that its UCD Support Services program will provide better support to UCD patients, their families and their physicians and help them better manage their disease.

RAVICTI Indications, Usage and Safety Information

RAVICTI is indicated for use as a nitrogen-binding agent for chronic management of adult and pediatric patients ≥ two years of age with urea cycle disorders (UCDs) that cannot be managed by dietary protein restriction and/or amino acid supplementation alone. RAVICTI must be used with dietary protein restriction and in some cases, dietary supplements (e.g. essential amino acids, arginine, citrulline, protein-free calorie supplements).

Limitations of Use:

•	RAVICTI is not indicated for the treatment of acute hyperammonemia in patients with UCD because more rapidly acting interventions are essential to reduce plasma ammonia levels.

•	The safety and efficacy of RAVICTI for the treatment of N-acetylglutamate synthase (NAGS) deficiency has not been established.

RAVICTI is Contraindicated in Patients:

•	Less than two months of age. Children less than two months of age may have immature pancreatic exocrine function which could impair hydrolysis of RAVICTI, leading to impaired absorption of phenylbutyrate and hyperammonemia.

•	With known hypersensitivity to phenylbutyrate. Signs of hypersensitivity include wheezing, shortness of breath, coughing, low blood pressure, flushing, nausea and rash.

The major metabolite of RAVICTI, PAA, is associated with neurotoxicity at levels ≥500 µg/mL. If symptoms of vomiting, nausea, headache, drowsiness, or confusion are present in the absence of high ammonia or other intercurrent illnesses, reduce the RAVICTI dosage.

Pancreatic insufficiency or intestinal malabsorption may result in reduced or absent digestion of RAVICTI and/or absorption of phenylbutyrate and reduced control of plasma ammonia. Monitor ammonia levels closely in these patients.

Most common adverse reactions in ≥10% of patients are: diarrhea, flatulence, headache, nausea, vomiting, fatigue, decreased appetite, hyperammonemia, dizziness, headache, upper abdominal (stomach) pain and rash.

Corticosteroids, valproic acid, or haloperidol may increase plasma ammonia levels; monitor ammonia levels closely when used concomitantly with RAVICTI. Probenecid may affect renal excretion of metabolites of RAVICTI including PAGN and PAA.

The use of RAVICTI in pregnant women may cause fetal harm. Breastfeeding is not recommended during RAVICTI treatment.

Please see full Prescribing Information for RAVICTI at www.hyperiontx.com.

Conference Call and Webcast Information

Hyperion’s senior management team will host a conference call on Monday, February 4, 2013 to discuss the FDA approval beginning at 5:30 a.m. PT; 8:30 a.m. ET. To access the live teleconference, please dial 877-847-7188 (U.S.) or 408-427-3787 (International) and reference the conference ID# 96938694. To access the webcast, please go to the Events page on the

Investors section of the Company’s web site at www.hyperiontx.com.

A telephone replay will be available approximately two hours after the call for one week by dialing 855-859-2056 from the (U.S.) or 404-537-3406 for (International) callers and entering reservation number 96938694. A replay of the webcast will be available on the Events page on the Company’s web site for 30 days.

About Urea Cycle Disorders

Urea cycle disorders, or UCDs, are a collection of inherited metabolic disorders in which affected patients suffer from high levels of systemic ammonia, a potent neurotoxin. Ammonia is produced via normal protein ingestion; the body normally detoxifies it by converting it through a series of enzymatic steps to urea, which is excreted in urine. Throughout their lives, UCD patients may experience recurrent hyperammonemic crises in which ammonia levels rise, and can develop complications ranging from nausea, vomiting and headache to coma and death.

About Hyperion Therapeutics

Hyperion Therapeutics, Inc. is a commercial stage biopharmaceutical company committed to developing and delivering life-changing treatments for orphan diseases and hepatology. For more information, please visit www.hyperiontx.com

Forward-Looking Statements:

This press release includes forward-looking statements reflecting management’s current beliefs and expectations about future events; these forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “anticipate,” “estimate,” “intend,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Examples of forward-looking statements contained in this press release include, among others, statements regarding our expectations regarding the timing and effectiveness of any commercial launch of RAVICTI, the timing of availability of RAVICTI to physicians and patients, our plans with respect to distribution of RAVICTI with specialty pharmacies, the launch of a dedicated call center and our plans with respect to the development of RAVICTI to treat HE. Forward-looking statements in this release involve substantial risks and uncertainties that could cause future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, risks related to: the success and timing of commercialization and distribution efforts; the fact that the patient population suffering from UCD is small and has not been established with precision; uncertain ability to hire and retain qualified personnel to assist with those commercialization and distribution efforts; risks associated with our ability to obtain adequate commercial and clinical supplies of RAVICTI; uncertainties associated with physician acceptance of RAVICTI, patient and physician response to pricing of the drug and government or insurance reimbursement of the drug; and the uncertain ability to raise sufficient capital to complete the development and commercialization of RAVICTI in HE. Hyperion undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the company in general, see for example Hyperion’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 1, 2013 as well as Hyperion’s Quarterly Report on Form 10-Q filed on November 7, 2012.

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